UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2010

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

(Address of principal executive offices, including zip code)

610-989-4208
(Registrant’s telephone number, including area code)

400 Berwyn Park
899 Cassatt Road, Suite 115
Berwyn, PA 19312
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modifications to Rights of Security Holders

The disclosure set forth under Item 5.03 below is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 16, 2010 Encorium Group, Inc. (the "Company") filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to affect a reverse split of the Company's common stock in the ratio of one-for-eight. The reverse stock split was effective on February 16, 2010 at 5:00 p.m. EST. The Company's common stock began trading on the NASDAQ Capital Market at the market opening on February 17, 2010 on a split-adjusted basis. To denote the reverse stock split the Company's common stock will trade under the stock symbol "ENCO" for a period of 20 trading days. After 20 trading days the Company's common stock will resume trading under the symbol "ENCO".

At the Company's Annual Meeting of Stockholders held on January 8, 2010, the Company's stockholders approved an amendment to the Company's Certificate of Incorporation, as amended, to affect a reverse stock split of shares of the Company's common stock issued and outstanding at a ratio to be established by our Board of Directors in its discretion of up to one for 10 (but not less than one for three). The Board of Directors approved a one-for-eight split.

As a result of the reverse stock split, the Company's stockholders will receive one new share of the Company's common stock for every eight shares held. All fractional shares which would otherwise result from the reverse stock split will be rounded up to the nearest whole share in lieu of fractional shares, so that no cash will be payable. Registered holders of the Company's common stock holding stock certificates will receive a letter of transmittal from the Company's transfer agent, American Stock Transfer & Trust Company, with instructions for the exchange of stock certificates. No action is required by stockholders holding the Company's common stock in book-entry form.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:
3.1 Certificate of Amendment to Certificate of Incorporation of Encorium Group, Inc. effective February 16, 2010.
99.1 Press Release dated February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: February 18, 2010	By:	/s/ Philip L. Calamia
Philip L. Calamia
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Certificate of Amendment to Certificate of Incorporation of Encorium Group, Inc. effective February 16, 2010
EX-99.1	Press Release dated February 16, 2010